FIFTH AMENDMENT TO

SHAREHOLDER SERVICES AGREEMENT

This fifth amendment (the “Amendment”) to the Shareholder Services Agreement is made as of the 2nd day of May, 2014 by and between AQR Funds, on behalf of each series listed on Schedule A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into a Shareholder Services Agreement dated as of March 10, 2009, as amended and in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Schedule A of the Agreement in order to reflect the re-designation of the Class Z Shares to Class R6 Shares.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF SCHEDULE A. Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Nicole DonVito
	Name: Nicole DonVito Title: Vice President		Name: Nicole DonVito Title: Senior Counsel—Head of Registered Products

APPENDIX A

TO

SHAREHOLDER SERVICES AGREEMENT

Fund	Class	Maximum Fees for Service Activities
AQR Momentum Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Small Cap Momentum Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR International Momentum Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Emerging Momentum Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Tax-Managed Momentum Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Tax-Managed Small Cap Momentum Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Tax-Managed International Momentum Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Core Equity Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Small Cap Core Equity Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR International Core Equity Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%
AQR Emerging Core Equity Fund	Class L	0.15%
	Class N	0.15%
	Class R6	0.15%

Effective: May 2, 2014